SCHEDULE 14A
               Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934

                     Filed by the Registrant [   ]
            Filed by a Party other than the Registrant [X]

                      Check the appropriate box:
                    [X] Preliminary Proxy Statement
                   [   ] Definitive Proxy Statement
                 [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to Section 240.14a-ll(c) or
Section 240.14a-12

                 Family Steak Houses of Florida, Inc.
           (Name of Registrant as Specified In Its Charter)

                        Bisco Industries, Inc.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ] $125 per Exchange Act Rules 0-1 I(c)(l)(ii), 14a-6(i)(1), or
14a-6(i)(2).

[   ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3)

[   ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

      Common Stock

2)    Aggregate number of securities to which transaction applies:



3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



4)    Proposed maximum aggregate value of transaction:

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 I(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:





               PRELIMINARY MATERIALS DATED MARCH 6, 1997

Certain information included herein is presented as it is expected to exist when the definitive solicitation statement is mailed to shareholders and will be revised to reflect actual facts at that time

                    CONSENT SOLICITATION STATEMENT
                                  OF
                        BISCO INDUSTRIES, INC.

      This Consent Solicitation Statement (the "Consent Statement") and the accompanying form of written consent are furnished by Bisco Industries, Inc., an Illinois corporation ("Bisco"), in connection with the solicitation by Bisco from the holders of shares of common stock, par value $.01 per share (the "Shares"), of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company"), of written consents ("Consents") to take the following action without a shareholders' meeting, as permitted by Florida law:

           To amend the Bylaws of the Company by adding the following as Section 11 of Article II thereof (the
      "Bylaws Amendment"):

           "Section 11.  CONTROL SHARE ACT.  The provisions of
      Section 607.0902 of the Florida Business Corporation Act shall not apply to control share acquisitions of shares of this corporation. This Section 11 shall not be subject to amendment or repeal by the Board of Directors, and may only be amended or repealed by the shareholders of the Company at a meeting thereof duly called and held for such purpose."

      On March 6, 1997, Bisco commenced a tender offer to purchase (the "Offer") up to 2,600,0000 Shares for $0.90 net per Share in cash upon the terms and subject to the conditions set forth in an Offer to Purchase dated March 6, 1997, as the same may be amended from time to time (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal"). As more fully described below under "Proposed Amendment to the Company's Bylaws-Reason for the Solicitation," the provisions of Section 607.0902 (the "Control Share Act") of the Florida Business Corporation Act (the "FBCA") may affect Bisco's ability to vote any Shares acquired pursuant to the Offer. Accordingly, Bisco is seeking to amend the Company's Bylaws, as permitted by the Control Share Act, to provide that the Control Share Act shall not apply to acquisitions of the Shares.

      BISCO DOES NOT INTEND TO ACCEPT SHARES FOR PAYMENT PURSUANT TO THE OFFER UNLESS, AMONG OTHER THINGS, BISCO IS SATISFIED, IN ITS SOLE DISCRETION, THAT THE CONTROL SHARE ACT IS INAPPLICABLE TO THE OFFER, OR THAT THE CONTROL SHARE ACT WILL NOT DENY VOTING RIGHTS TO THE SHARES IT ACQUIRES IN THE OFFER.

      The record date for the Consent solicitation is March ___, 1997 (the "Record Date"). The Bylaws Amendment will be adopted if the holders of a majority of the outstanding Shares at the close of business on the Record Date submit Consents to such action. See "General Information About Solicitation of Consents-Record Date" and "-Consents Required; Effectiveness." This Consent Statement and the accompanying Consent form are first being furnished by Bisco to the Company's shareholders on or about March ___, 1997. The principal executive offices of the Company are located at 2113 Florida Boulevard, Suite A, Neptune Beach, Florida 32266, telephone number (904) 249-4197.

      PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF CONSENT TODAY. EXECUTION OF A CONSENT WILL NOT REQUIRE YOU TO TENDER YOUR SHARES TO BISCO.

      If your Shares are held in the name of a brokerage firm, bank, nominee or other institution, only that entity can execute a Consent for your Shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your Shares. Bisco urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Bisco, so that Bisco will be aware of all instructions given and can attempt to ensure that such instructions are followed.



              PROPOSED AMENDMENT TO THE COMPANY'S BYLAWS

REASON FOR THE SOLICITATION

      On March 6, 1997, Bisco commenced the Offer for up to 2,600,000 Shares for $0.90 net per Share in cash. The purpose of the Offer is to acquire a significant equity interest in the Company and to influence the management and direction of the Company. Bisco has no present intention to seek to acquire the entire equity interest in the Company or to consummate a merger or other business combination transaction between the Company and Bisco or any of its affiliates. The Offer is subject to certain terms and conditions described in the Offer to Purchase, including Bisco being satisfied, in its sole discretion, that the Control Share Act shall be inapplicable to the Offer, or Bisco otherwise being satisfied that the Control Share Act will not deny voting rights to the Shares acquired by Bisco in the Offer (the "Control Share Condition"). Bisco currently contemplates that Shares will not be accepted for payment pursuant to the Offer until the conditions of the Offer, including the Control Share Condition, have been satisfied.

     A Schedule 14D-1, which includes the Offer to Purchase, was filed by Bisco with the Securities and Exchange Commission (the "Commission") on March 6, 1997, and may be obtained from the Commission, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. The Schedule 14D-1 is also available for inspection and copying at the Commission's principal office at the above address and at its regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may be accessed electronically on the World Wide Web at http://www.sec.gov.

      If the provisions of the Control Share Act apply to Bisco's acquisition of Shares pursuant to the Offer, then, unless voting rights are conferred by the Company's Board of Directors (the "Board") or by the affirmative vote of a majority of the Company's disinterested shareholders at a meeting of such shareholders, Bisco will be unable to exercise voting rights for any Shares acquired pursuant to the Offer. Bisco has requested that the Board satisfy the Control Share Condition by conferring voting rights on all Shares owned or acquired by Bisco (whether pursuant to the Offer or otherwise) that would be considered "control shares" within the meaning of the Control Share Act and therefore not be afforded voting rights. As of the date of this Consent Statement, the Board has advised Bisco that it will not confer such voting rights unless Bisco enters into a "standstill" or similar agreement with the Company. Accordingly, Bisco is seeking to amend the Company's Bylaws, as permitted by the Control Share Act, to provide that the Control Share Act shall not apply to control share acquisitions of the Shares.

      In December 1996, Bisco sent the Company a proposal for inclusion in the Company's proxy materials for its next annual meeting, which proposal called for the Company's shareholders to amend the Company's Articles of Incorporation to provide that the Control Share Act shall not apply to control share acquisitions of the Shares. The Board has indicated to Bisco that the Company will include the Proposal in the proxy statement for the Company's 1997 annual meeting, but that the Board intends to vigorously oppose the adoption of the Proposal.

      Bisco believes that all public company shareholders, including the Company's shareholders, should have equal voting rights, regardless of the number of shares owned. Bisco further believes that the applicability of the Control Share Act to the Shares decreases their attractiveness in the public market and may limit the ability of a shareholder to receive a premium for his Shares. Although the Control Share Act gives the Board and the Company's disinterested shareholders the power to grant voting rights for Shares otherwise subject to voting restrictions under that Act, Bisco believes that the Control Share Act decreases the likelihood that the shareholders will have the opportunity to sell their Shares to an investor, such as Bisco, who is willing to purchase a significant number of Shares at a premium over the recent historical market prices for the Shares because such an investor is not likely to offer to purchase any such Shares or offer such a premium unless it would be able to exercise voting rights for such Shares. Whether or not Bisco completes the Offer, Bisco believes the Company's shareholders should Consent to the Bylaws Amendment and affirm the rights of all shareholders to vote their Shares regardless of the percentage of the outstanding Shares they own.

      WHETHER OR NOT YOU INTEND TO TENDER YOUR SHARES PURSUANT TO
THE OFFER, BISCO URGES YOU TO CONSENT TO THE BYLAWS AMENDMENT.

THE CONTROL SHARE ACT

      Pursuant to the Control Share Act, an "acquiring person" who makes a "control share acquisition" of shares of an "issuing public corporation" may not exercise voting rights for any "control shares" unless such voting rights are conferred by the issuing public corporation's board of directors or by the affirmative vote of a majority of the issuing public corporation's disinterested shareholders at a meeting of such shareholders. In the event that the control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all the voting power, shareholders (other than the acquiring person) who do not vote in favor of authorizing voting rights for the control shares are entitled to exercise dissenters' rights and demand payment for the fair value of their shares.

      For purposes of the Control Share Act, a "control share acquisition" is the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. "Control shares" are shares that, except for the Control Share Act, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of all voting power, (ii) one-third or more but less than a majority of all voting power, and (iii) a majority or more of all voting power. All shares, the beneficial ownership of which is acquired within 90 days before or after the date of the acquisition of beneficial ownership of shares which result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control share acquisition, are deemed to have been acquired in the same acquisition. An "issuing public corporation" means a corporation that has (i) 100 or more shareholders, (ii) its principal place of business, principal office or substantial assets in Florida and (iii) either (a) more than 10% of its shareholders resident in Florida, (b) more than 10% of its shares owned by residents of Florida or (c) 1,000 shareholders resident in Florida.

      The above provisions do not apply to a control share acquisition of shares of an issuing public corporations whose articles of incorporation or bylaws in effect before such control share acquisition provide that the Control Share Act does not apply to control share acquisitions of its shares. The Company's Articles of Incorporation, as amended, and Bylaws currently do not exclude the Company from the restrictions imposed by the Control Share Act. If the Bylaws Amendment is adopted, the Control Share Act will no longer apply to control share acquisitions of the Shares, whether by Bisco or otherwise.

PROPOSED BYLAWS AMENDMENT

      The Bylaws Amendment will amend the Bylaws of the Company by adding the following as Section 11 of Article II thereof (the
"Bylaws Amendment"):

           "Section 11.  CONTROL SHARE ACT.  The provisions of
      Section 607.0902 of the Florida Business Corporation Act shall not apply to control share acquisitions of shares of this corporation. This Section 11 shall not be subject to amendment or repeal by the Board of Directors, and may only be amended or repealed by the shareholders of the Company at a meeting thereof duly called and held for such purpose."

     Adoption of the Bylaws Amendment will make the provisions of the Control Share Act inapplicable to control share acquisitions of the Shares. To be adopted, the Bylaws Amendment requires the approval of the holders on the Record Date of a majority of the outstanding Shares. See "General Information About Solicitation Of Consents-Required Consents."

      BISCO RECOMMENDS THAT YOU CONSENT TO THE BYLAWS AMENDMENT BY SIGNING, DATING AND RETURNING THE ACCOMPANYING FORM OF CONSENT
TODAY.









                     VOTING SECURITIES OUTSTANDING

GENERAL

      According to the Company's Quarterly Report on Form 10-Q for the Quarter Ended October 2, 1996 (the "October 1996 10-Q"), as of November 11, 1996 there were 10,920,700 Shares outstanding. Each Share entitles its record holder to one vote. The consent of the holders of a majority of the outstanding Shares is necessary to
adopt the Bylaws Amendment   See "General Information About
Solicitation Of Consents-Required Consents."

PRINCIPAL SHAREHOLDERS OF THE COMPANY AND SHAREHOLDINGS OF THE
COMPANY'S MANAGEMENT

      Set forth below is information regarding Shares owned by (i) those persons owning more than 5% of the outstanding Shares and
(ii) directors and executive officers of the Company as a group. Such information has been derived from the Company's proxy statement for its 1996 Annual Meeting of Shareholders (the "1996 Proxy Statement") and subsequent filings on Schedule 13G, as described in the footnotes below.

[CAPTION]


Name and Address of               Number of     Percentage of
Beneficial Owner                Shares Owned   Common Stock(1)


Cerberus Partners, L.P.
950 Third Ave., 20th Floor
New York, New York 10022          1,250,000          10.3%

Glen F. Ceiley(2)                   686,790           6.3%

Heartland Advisors, Inc.(3)
709 North Milwaukee Street
Milwaukee, WI  53202                900,000           8.2%


All directors and executive
officers as a group (6 persons)     404,999           3.7%


_______________
(1)    Assumes that 10,920,700 Shares are outstanding.  See "-
       General," above.
(2) See "-Voting Securities Beneficially Owned By Bisco and its Affiliates," below. Does not include 15,000 Shares owned individually by Stephen Catanzaro, an executive officer of Bisco.
(3) Heartland Advisors, Inc., a registered investment adviser, has reported in a Schedule 13G dated February 12, 1997 and filed with the Commission that it has sole voting and dispositive power with respect to all such Shares.
(4)    As reported in the 1996 Proxy Statement.

VOTING SECURITIES BENEFICIALLY OWNED BY BISCO AND ITS AFFILIATES

       As of the date hereof, Bisco owns 126,300 Shares. In addition, as of the date hereof, (i) Glen F. Ceiley, the President and sole stockholder of Bisco, owned 77,300 Shares individually,
(ii) the Bisco Industries, Inc. Profit Sharing and Savings Plan (the "Bisco Plan") owned 483,190 Shares, and (iii) Stephen Catanzaro, an executive officer of Bisco, owned 15,000 Shares. Mr. Ceiley, as the sole stockholder of Bisco and as sole trustee of the Bisco Plan, may be deemed to be the beneficial owner of the Shares held by Bisco and the Bisco Plan. In the aggregate, the 701,790 Shares owned by Bisco, Messrs. Ceiley and Catanzaro and the Bisco Plan represent approximately 6.4% of the 10,920,700 Shares outstanding as of November 11, 1996, as reported in the October 1996 Form 10-Q.
























          GENERAL INFORMATION ABOUT SOLICITATION OF CONSENTS

CONSENT PROCEDURE

     Section 607.0704 of the FBCA states that, unless otherwise provided in the articles of incorporation, action required or permitted by the FBCA to be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorized or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders have the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

       The Company's Articles of Incorporation does not prohibit the use of written consents by the holders of the Shares. In addition,
Article II, Section 10 of the Company's Bylaws expressly provides that the Company's shareholders may take action by written consent.

RECORD DATE

       Pursuant to Section 607.0707 of the FBCA, if not otherwise provided by or pursuant to the bylaws and no prior action is required by the board of directors pursuant to the FBCA, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation as set forth under "Consent Procedure," above.
Article II, Section 7 of the Company's Bylaws also provide that the record date for determining shareholders entitled to express consent to corporate action without a meeting is the date on which the first written consent is expressed.

       The Record Date for the Consents is March 6, 1997, which is the date on which a Consent of Bisco will first be delivered to the Company.

AMENDMENT TO BYLAWS

       Section 607.1020 of the FCBA and Article XI of the Company's Bylaws permit the Company's shareholders to amend the Company's Bylaws. Both the Company's Bylaws and the FBCA permit any Bylaw adopted by the Company's shareholders to provide expressly that the board of directors may not amend or repeal the Bylaws generally or any Bylaw provision.

CONSENTS REQUIRED; EFFECTIVENESS

       The unrevoked signed Consents representing the holders of record on the Record Date of at least a majority of the outstanding Shares are necessary to adopt the Bylaws Amendment. As of the Record Date, Bisco and its affiliates owned 701,790 Shares, representing approximately 6.4% of the outstanding Shares. See. "Voting Securities Outstanding-Voting Securities Owned by Bisco and its Affiliates." Bisco and its affiliates have consented to (and in the case of Shares held on their behalf in brokerage accounts, directed the record holders of such Shares to consent to) the Bylaws Amendment for which Consents are being solicited with respect to all such Shares. Accordingly, the unrevoked Consents of other shareholders holding approximately 44% of the outstanding Shares on the Record Date are required to adopt the Bylaws Amendment.

       The Bylaws Amendment will be adopted and become effective when properly completed, unrevoked Consents are signed by the holders of record on the Record Date of a majority of the outstanding Shares and those Consents are presented to the Company. However, all Consents will expire, unless so presented, on the date 60 days after the first Consent was delivered to the Company, which was done on the Record Date. Bisco plans to present to the Company the results of a successful solicitation with respect to the Bylaws Amendment as soon as possible after the receipt of the requisite number of Consents.

       If the Bylaws Amendment is adopted pursuant to the above consent procedure, Bisco will request the Company, pursuant to
Section 607.0704(3) of the FBCA and Article II, Section 10 of the
Company's Bylaws, to give prompt notice thereof to those shareholders who have not executed Consents.


SOLICITATIONS OF CONSENTS

       Consents will be solicited by mail, telephone or telecopier and in person. No such persons will receive any additional compensation for such solicitation. Solicitations may be made by the directors, officers and other employees of Bisco, none of whom will receive additional compensation for such solicitations. Bisco has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. Bisco will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

       Bisco has retained Garland Associates, Inc. for solicitation services in connection with this solicitation of Consents. Garland Associates, Inc. will solicit Consents from individuals, brokers, banks, bank nominees and other institutional holders. Garland Associates, Inc. is also acting as Information Agent in connection with the Offer. The fees payable by Bisco to Garland Associates, Inc. for its services in connection with this solicitation of Consents and for acting as Information Agent in connection with the Offer will be approximately $00,000. Bisco has also agreed to reimburse Garland Associates, Inc. for certain out-of-pocket expenses and to indemnify Garland Associates, Inc. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws.

       Bisco will bear the entire expense of soliciting Consents.
Costs incidental to the solicitation of Consents will include printing, postage, legal and related expenses and are expected to be approximately $0,000.

REVOCATION OF CONSENTS

       Pursuant to Section 607.0704 of the FBCA, any written consent may be revoked at any time prior to the date the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is being revoked and no longer effective.

       The delivery by a shareholder who has executed a Consent of a subsequently dated Consent form which is properly completed will constitute a revocation of any earlier Consent. The revocation may be delivered either to Bisco c/o Garland Associates, Inc. at the address set forth on the back cover page of this Consent Statement, or to the Company at 2113 Florida Boulevard, Suite A, Neptune Beach, Florida 32266. Although a revocation delivered only to the Company will be effective, Bisco requests that if a revocation is delivered to the Company, a photostatic copy of the revocation also be delivered to Bisco c/o Garland Associates, Inc., so that Bisco will be aware of all revocations and can more accurately determine if and when the Bylaws Amendment has received the approval of a majority of the Shares outstanding on the Record Date.

SPECIAL INSTRUCTIONS

       If you wish to consent to the Bylaws Amendment and were a record holder of Shares on the Record Date, please mark the "CONSENT" box on the accompanying Consent form and sign, date and mail it promptly to Bisco c/o Garland Associates, Inc. in the enclosed envelope. If you do not wish to consent to the Bylaws Amendment and were a record holder of Shares on the Record Date, you may mark the "Consent Withheld" or "Abstain" box on the accompanying Consent form, and sign, date and mail the form in the enclosed envelope. In addition, by not returning a Consent form, a holder of Shares will be deemed not to have consented to the Bylaws Amendment.

     When a shareholder whose Consent is solicited specifies a choice with respect to any matter identified therein, the Consent shall be given in accordance with the specifications so made. If a shareholder fails to check a box marked "CONSENT," "CONSENT WITHHELD. or "ABSTAIN," such shareholder shall be deemed to have CONSENTED to the actions described in that proposal.

                               IMPORTANT

       BISCO RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT TO THE
COMPANY'S BYLAWS DISCUSSED ABOVE.  YOUR CONSENT IS IMPORTANT.
PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT FORM AND MAIL IT IN THE ENCLOSED ENVELOPE PROMPTLY.

       If your Shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares.

       IF YOU HAVE ANY QUESTIONS REGARDING THIS CONSENT STATEMENT
OR THE EXECUTION OF YOUR CONSENT, PLEASE CONTACT:

                       Garland Associates, Inc.
                             P.O. Box 3355
                         Grand Central Station
                       New York, New York 10163

                       Toll-Free (800) 455-6034
                                  or
                         Collect (212)866-0095













           CONSENT OF SHAREHOLDER OF FAMILY STEAK HOUSES OF
                            FLORIDA, INC.
                      TO ACTION WITHOUT A MEETING
          THIS CONSENT IS SOLICITED BY BISCO INDUSTRIES, INC.

       Unless otherwise indicated below, the undersigned shareholder of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company"), hereby consents, pursuant to Section 607.0704 of the Florida Business Corporation Act and Article II, Section 10 of the Company's Bylaws, with respect to all shares of Common Stock, par value $.01 per share, of the Company, held by the undersigned of record on March ___, 1997, to the following action without a meeting, without prior notice and without a vote:

       RESOLVED THAT: the Bylaws of the Company by adding the following as Section 11 of Article II thereof:

       "Section 11.  CONTROL SHARE ACT.  The provisions of
       Section 607.0902 of the Florida Business Corporation Act shall not apply to control share acquisitions of shares of this corporation. This Section 11 shall not be subject to amendment or repeal by the Board of Directors, and may only be amended or repealed by the shareholders of the Company at a meeting thereof duly called and held for such purpose."

       BISCO INDUSTRIES, INC. STRONGLY RECOMMENDS THAT YOU CONSENT TO THE FOFOREGOING RESOLUTION.

     /__/   CONSENT  /__/   CONSENT WITHHELD  /__/   ABSTAIN

       INSTRUCTIONS: To consent, withhold consent or abstain from consenting to the amendment to the Company's Bylaws, check the appropriate box above.

     PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE
ENCLOSED ENVELOPE.
       Dated: _________________________, 1997


       (Signature)

       (Title or authority, if applicable)

            (Signature if held jointly)

       Please sign exactly as name appears on this Consent. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person. This Consent shall vote all shares to which the signatory is entitled.